UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2011

SPDR® GOLD TRUST
SPONSORED BY WORLD GOLD TRUST SERVICES, LLC
(Exact name of registrant as specified in its charter)

New York	001-32356	81-6124035
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
c/o World Gold Trust Services, LLC
510 Madison Avenue, 9th Floor
New York, New York 10022
(Address of principal executive offices; zip code)
Registrant’s telephone number, including area code: (212) 317-3800
c/o World Gold Trust Services, LLC
424 Madison Avenue, 3rd Floor
New York, New York 10017
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On November 9, 2011, World Gold Trust Services, LLC, the sponsor, or the Sponsor, of the SPDR® Gold Trust, or the Trust, and State Street Global Markets, LLC, the marketing agent of the Trust, or the Marketing Agent, have amended the Marketing Agent Agreement to provide for the continuation of a fee reduction provision for the term of the Marketing Agent Agreement.
Prior to the amendment, the Marketing Agent Agreement included a fee reduction provision that was scheduled to expire on November 11, 2011. The fee reduction provison, which will now continue to be in effect for as long as the Marketing Agent Agreement remains in effect, provides that if at the end of any month, the estimated ordinary expenses of the Trust exceed an amount equal to 0.40% per year of the daily Adjusted Net Asset Value of the Trust for such month, the fees payable to the Sponsor and the Marketing Agent from the assets of the Trust for such month will be reduced by the amount of such excess in equal shares up to the amount of their fees.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit No.	Description
10.6	Amendment No. 4 to the Marketing Agent Agreement, dated November 9, 2011, between World Gold Trust Services, LLC, the sponsor of the Trust, and State Street Global Markets, LLC, the Marketing Agent of the Trust.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2011	SPDR® GOLD TRUST (Registrant)*
	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ Jason Toussaint
		Name:	Jason Toussaint
		Title:	Managing Director

*	As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.

EXHIBIT INDEX

Exhibit No.	Description
10.6	Amendment No. 4 to the Marketing Agent Agreement, dated as of November 9, 2011, between World Gold Trust Services, LLC, the sponsor of the Trust, and State Street Global Markets, LLC, the Marketing Agent of the Trust.